EXHIBIT 5.1

     RONALD N. VANCE, P.C.
     ATTORNEY AT LAW
     57 West 200 South
     Suite 310
     Salt Lake City, UT  84101

     September 26, 2001

Board of Directors
PayStar Corporation

     Re: PayStar Corporation; Registration Statement on Form S-8

Gentlemen:

     I have been retained by PayStar Corporation (the "Company") in connection with post-effective amendment no. 1 to the registration statement (the
"Amended Registration Statement") on Form S-8 to be filed by the Company with the Securities and Exchange Commission relating to the securities of the
Company.  You have requested that I render my opinion as to whether or not the securities proposed to be issued on the terms set forth in the Amended
Registration Statement will be validly issued, fully paid, and nonassessable.

     In connection with this request, I have examined the following:

1.     Articles of Incorporation of the Company, and amendments thereto;
2.     Bylaws of the Company;
3.     Unanimous consent resolutions of the Company's board of directors;
4.     The Amended Registration Statement; and
5.     The Company's 1998 Employee Stock Option Plan and the 2000 Stock
        Option/Stock Issuance Plan, as amended.

     I have examined such other corporate records and documents and have made such other examinations as I have deemed relevant.

     Based on the above examination, I am of the opinion that the securities of the Company to be resold pursuant to the Amended Registration Statement are validly issued, fully paid, and nonassessable under corporate laws of the state of Nevada.

     This opinion is limited in scope to the shares to be issued pursuant to the Amended Registration Statement and does not cover subsequent issuance of shares to be made in the future.  Such transactions are required to be included in either a new registration statement or a post-effective amendment to the Registration Statement, including updated opinions concerning the validity of issuance of such shares.

     Further, I consent to my name being included in the Amended Registration
Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Amended Registration Statement.

     Sincerely,

     /s/ Ronald N. Vance